UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017 (October 1, 2017)

NATIONAL ENERGY SERVICES REUNITED CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38091	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Blvd., 7th Floor Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 925-3777

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2017, the board of the directors of National Energy Services Reunited Corp. (the “Company”) accepted the resignation of Thomas Wood as the Chief Financial Officer and the Principal Accounting Officer of the Company, effective immediately, and appointed Christine J. Morris as the Chief Financial Officer and the Principal Accounting Officer of the Company, effective October 2, 2017. Mr. Wood remains as a director of the Company.

Ms. Morris, 50 years old, has over 25 years of experience in global finance and mergers and acquisitions. Prior to joining the Company, Ms. Morris held multiple executive positions in corporate finance, treasury and strategic planning at Halliburton Company (NYSE:HAL), one of the world's largest providers of products and services to the energy industry, from 2010 to September 2017, including Director of Corporate Finance, Assistant Treasurer and Senior Director of Financial Planning & Analysis. Prior to joining Halliburton Company, she served as the Chief Financial Officer of Datalogix, Inc., an online advertising company, from 2008 to 2010 and Case Logic, Inc., a design and distribution company of bags and electronic accessories, from 2006 to 2008. She was the Vice President and Treasurer at Adelphia Communications, Inc., a cable company, from 2003 to 2006 and the Vice President of Strategic Financial Planning and Treasurer at Covad Communications, Inc., a provider of wholesale DSL services, from 2000 to 2003. In those capacities, she oversaw numerous mergers and acquisitions and capital raising transactions, and led private and public companies through major acquisitions and growth strategies. She began her career working for Merrill Lynch in New York and Accenture in Belgium. Ms. Morris holds a bachelor’s degree in mathematics and a master’s degree in actuarial sciences from the Catholic University of Louvain-la-Neuve in Belgium and an MBA from Stanford Graduate School of Business.

Pursuant to her offer letter, Ms. Morris is an “employee at will” and following the completion of the Company’s initial business combination, she will receive an annual salary of $300,000 and be eligible to participate in company sponsored benefit plans. She will also be eligible to receive equity grants as approved by the board of directors of the Company.

Ms. Morris does not have a family relationship with any director or executive officer of the Company. There are no arrangements or understandings pursuant to which Ms. Morris was selected as the Chief Financial Officer of the Company. Ms. Morris has not been involved in any transaction with the Company since the beginning of the Company's last fiscal year that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2017

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/ Sherif Foda
Name: Sherif Foda
Title: Chief Executive Officer